Exhibit 99.1
Viacom Announces Early Tender Results, Increase of the Capped Tender Amount and Waterfall Tender Amount and Change of Expiration Date of Its Cash Tender Offers for Certain Outstanding Debt Securities
NEW YORK --(BUSINESS WIRE)-- Viacom Inc. (“Viacom”, “we” or “our”) (NASDAQ: VIAB, VIA) today announced that in connection with its previously-announced cash tender offers (collectively, the “Offers”) for (1) up to $300,000,000 in aggregate principal amount (the “Capped Tender Amount”) of the 5.625% Senior Notes due 2019 issued by Viacom (the “Capped Tender Notes”), subject to proration procedures, and (2) up to $700,000,000 aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the “Waterfall Tender Amount”) of the debt securities issued by Viacom as set forth in the table below under “Waterfall Tender Offers” (collectively referred to as the “Waterfall Tender Notes” and, together with the Capped Tender Notes, the “Securities;” and each series of Securities, a “series”), subject to the Acceptance Priority Levels (set forth in the table below) and proration procedures, in each case from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”), $329,847,000 in aggregate principal amount of the Capped Tender Notes and $3,166,428,000 in combined aggregate principal amount of the Waterfall Tender Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on December 3, 2018 (the “Early Tender Deadline”), as shown in the table below. Viacom also announced that it is increasing the Capped Tender Amount from $300,000,000 to $329,847,000 and the Waterfall Tender Amount from $700,000,000 to an amount (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) equal to the difference of (a) $1,100,000,000 minus (b) the aggregate purchase price of the Capped Tender Notes accepted for purchase by Viacom in the Offers, excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers. Further, Viacom announced that it is changing the expiration date for the Offers to 11:59 p.m., New York City time, on December 18, 2018. The terms and conditions of the Offers are described in the Offer to Purchase dated November 19, 2018 (the “Offer to Purchase”) and the related Letter of Transmittal dated November 19, 2018 (the “Letter of Transmittal”), and remain unchanged except as amended hereby.

Title of Security	CUSIP Number	Acceptance Priority Level	Aggregate Principal Amount Outstanding Prior to the Offers	Aggregate Principal Amount Tendered(1)
Capped Tender Offer:
5.625% Senior Notes due 2019	92553PAD4	N/A	$550,000,000	$329,847,000
Waterfall Tender Offers:
2.750% Senior Notes due 2019	92553PAY8	1	$252,345,000	$162,079,000
4.500% Senior Debentures due 2042	92553PAL6	2	$62,837,000	$16,571,000
4.875% Senior Debentures due 2043	92553PAQ5	3	$32,159,000	$14,405,000
4.850% Senior Debentures due 2034	92553PAZ5	4	$284,345,000	$196,948,000
3.450% Senior Notes due 2026	92553PBB7	5	$478,993,000	$354,803,000
2.250% Senior Notes due 2022	92553PBA9	6	$103,022,000	$72,570,000
5.250% Senior Debentures due 2044	92553PAW2	7	$347,623,000	$239,487,000
3.250% Senior Notes due 2023	92553PAR3	8	$181,610,000	$53,192,000
3.125% Senior Notes due 2022	92553PAM4	9	$195,375,000	$84,905,000

3.875% Senior Notes due 2024	92553PAX0	10	$492,139,000	$186,462,000
3.875% Senior Notes due 2021	92553PAJ1	11	$600,000,000	$291,774,000
4.250% Senior Notes due 2023	92553PAT9	12	$1,250,000,000	$774,289,000
4.500% Senior Notes due 2021	925524BG4	13	$500,000,000	$135,801,000
5.850% Senior Debentures due 2043	92553PAU6	14	$1,250,000,000	$583,142,000
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(1)	As of the Early Tender Deadline.

The principal amount of each series of the Waterfall Tender Notes listed in the table above ultimately accepted for purchase will depend upon the determination of the consideration to be paid in the Offers for each series of Securities validly tendered and accepted for purchase as described in the Offer to Purchase (the “Total Consideration”), at 11:00 a.m., New York City time, on December 4, 2018. The amount of Capped Tender Notes purchased will be subject to the Capped Tender Amount and proration as described in the Offer to Purchase. The amount of Waterfall Tender Notes purchased will also be subject to the Waterfall Tender Amount, the application of the Acceptance Priority Levels (as set forth in the table above) and proration as described in the Offer to Purchase.

Securities not accepted for purchase will be promptly credited to the account of the Holder of such Securities with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase and the Letter of Transmittal.

Holders of Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be eligible to receive the Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders and accepted for purchase by Viacom. All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date, which is currently expected to be December 5, 2018. In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on December 3, 2018. As a result, tendered Securities may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Viacom).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities.

About Viacom

Viacom creates entertainment experiences that drive conversation and culture around the world. Through television, film, digital media, live events, merchandise and solutions, our brands connect with diverse, young and young at heart audiences in more than 180 countries.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: technological developments, alternative content offerings and their effects in our markets and on consumer behavior; competition for content, audiences, advertising and distribution in a swiftly consolidating industry; the public acceptance of our brands, programs, films and other entertainment content on the various platforms on which they are distributed; the impact on our advertising revenues of declines in linear television viewing, deficiencies in audience measurement and advertising market conditions; the potential for loss of carriage or other reduction in the distribution of our content; evolving cybersecurity and similar risks; the failure, destruction or breach of our critical satellites or facilities; content theft; increased costs for programming, films and other rights; the loss of key talent; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; a potential inability to realize the anticipated goals underlying our ongoing investments in new businesses, products, services and technologies; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2018 Annual Report on Form 10-K and our reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
Contacts
Press:
Alex Rindler
Senior Manager, Corporate Communications
(212) 846-4337
alex.rindler@viacom.com

Investors:

James Bombassei
Senior Vice President, Investor Relations and Treasurer
(212) 258-6377
james.bombassei@viacom.com

Lou Converse
Vice President, Assistant Treasurer
(212) 846-8110
lou.converse@viacom.com